Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Lux Amber Corp. as of and for the period ended April 30, 2018 of our report dated June 7, 2018 included in its Amendment #2 to Form S-1.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Jimmy P. Lee CPA PC
Flushing, New York
August 30, 2018